EXHIBIT 16.1

Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

June 17, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated June 17, 2013, First Independence Corp., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

Messineo & Co, CPAs, LLC
Clearwater, Florida